EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

THE CHEESECAKE FACTORY INCORPORATED

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          FIRST:   The Name of the Corporation is THE CHEESECAKE FACTORY INCORPORATED.

          SECOND:   The registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle 19805.  The name of the registered agent of the Corporation at that address is Corporation Service Company.

          THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share, issuable in one or more series, and thirty million (30,000,000) of which shall be Common Stock, par value $01 per share.

          The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

          FIFTH:   The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) directors, the precise number thereof to be fixed from time to time by vote of a majority of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

          The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term.  At the annual meeting of stockholders beginning in 1993, and at each annual meeting thereafter, successors to the class of directors whose term expires at that annual meeting of stockholders shall be elected for a three-year term.  If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          SIXTH:   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.  Special meetings of stockholders of the Corporation may be called only the Chairman of the Board, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  Directors of the Corporation may be removed by stockholders only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

          SEVENTH:   All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors.  In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock entitled to vote upon the election of directors.

          EIGHTH:   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation.  The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation.

          NINTH:   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          TENTH:   The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting g together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article FIFTH, SIXTH, SEVENTH, EIGHTH OR NINTH of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors.

          ELEVENTH:   The Corporation is to have perpetual existence.

          TWELFTH:   Election of directors of the Corporation need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

          THIRTEENTH:   The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the bylaws of the Corporation or by resolution of the Board of Directors.

          FOURTEENTH:   The name and address of the incorporator of the Corporation is:

David Overton
26635 Agoura Road
Calabasas, CA 91302

          IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation on this thirteenth day of February 1992.

/s/ DAVID M. OVERTON

DAVID M. OVERTON

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